EXHIBIT 77H

N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Mid Cap Growth Fund


As of August 31, 2011
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Name of Person                            Ownership % of Series
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Merrill Lynch Pierce Fenner               28.04%
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As of February 29, 2012
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Name of Person                            Ownership % of Series
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Changes in Control Persons
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                                                   Date/Description of
                                                   Transaction(s) Became a,or
Name of Person           Ownership % of Series     Ceased to be, Control Person
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